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                                                                      Exhibit 23

                       [LETTERHEAD OF KPMG APPEARS HERE]

                             ACCOUNTANTS' CONSENT

The Board of Directors
MeriStar Hotels & Resorts, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-60545) on Form S-8 (for the Non-Employee Directors' Incentive Plan), the registration statement (No. 333-60539) on Form S-8 (for the Incentive Plan), the registration statement (No. 333-61731) on Form S-8 (for The Employee Stock Purchase Plan), and the registration statement (No. 333-84531) on Form S-3 of MeriStar Hotels & Resorts, Inc. of our report dated January 28, 2000 relating to the consolidated balance sheets of MeriStar Hotels & Resorts, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and owners' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of MeriStar Hotel & Resorts, Inc.

/s/ KPMG LLP
KPMG LLP

Washington, D.C.
March 15, 2000